EXHIBIT 10.4

ADDENDUM TO EMPLOYMENT AGREEMENT

BETWEEN

JOHN SUPAN AND PEAK INTERNATIONAL LIMITED

Whereas, the parties entered into an employment agreement dated August 1, 2006 (hereinafter the “Agreement”); and

Whereas, the parties desire to amend paragraph 2.2 of the Agreement;

Now, therefore, the parties agree as follows:

Paragraph 2.2 of the Agreement is deleted and the following substituted in lieu thereof: “Effective May 14, 2007 and after Employee’s signature below, Employee shall be paid an annual salary of US$262,500.00 in twelve equal monthly payments.”

In witness whereof, the parties have executed this addendum on the later to occur of May 14, 2007 (the effective date) or the date last signed below.

PEAK INTERNATIONAL LIMITED	JOHN SUPAN

/s/ Dean Personne	/s/ John Supan
By: Dean Personne, President & CEO

30 May 2007	30 May 2007
Date:	Date: